EXHIBIT 99


                             SUBSCRIPTION AGREEMENT
                                       FOR
                            CHARRETTE DE CAFE, CORP.


Please mail this Subscription Agreement, with your check, to the address shown below.

I/We acknowledge receipt of the Prospectus dated _______________, 2006 of CHARRETTE DE CAFE, CORP. (the "Company") and I/we have reviewed the Prospectus of the Company as filed with the Securities and Exchange Commission. After a review, I/We hereby subscribe for Shares of the Company's Common Stock ($0.001 par value) as follows:

________ number of Shares at $ 0.10 per Share.

$_______ Check payable to CHARRETTE DE CAFE, CORP.

Shares are to be registered to (mark one):

____     Individual
____     Tenants-in-Common
____     Joint Tenants with Right of Survivorship
____     As Tenants in the Entireties
____     As Custodian/Minor Under the Uniform Gifts to Minors Act
____     Corporation
____     Trust


Please provide complete name(s) and address(es) of all parties:

_______________________    Name

_______________________    Address

_______________________    City, State, Zip

_______________________    Telephone with Area Code

_______________________    Social Security Number/EIN


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_______________________    Name

_______________________    Address

_______________________    City, State, Zip

_______________________    Telephone with Area Code

_______________________    Social Security Number/EIN


____________________________________________
Signature of primary investor




Remit this form with your check to:


                            CHARRETTE DE CAFE, CORP.
                   8018 East Santa Canyon Road, Suite 100-131
                            Anaheim, California 92808
                              Attn: Sandra J. Andre


An accepted copy of this form will be returned to you within five days of receipt. If the Company should decline to accept the subscription, it will be returned with your check within five days of receipt. By executing this Subscription Agreement, you acknowledge that you have had the opportunity to read the Prospectus.

Accepted by Sandra J. Andre
___________________________


Date: ________________,2006